Exhibit 99.1
PRESS RELEASE

Contact:	Mark E. Hood SVP, Chief Financial Officer (314-633-7255)
Panera Bread Reports System-Wide Comparable Bakery-Cafe Sales Increased 10.2%
For the Four Weeks Ended January 24, 2006
St. Louis, MO, February 1, 2006 — Panera Bread Company (Nasdaq: PNRA) today reported that system-wide comparable bakery-cafe sales increased 10.2% for the four weeks ended January 24, 2006. The breakdown between Company-owned and franchised bakery-cafe sales increases is as follows:

For the 4 weeks ended
January 24, 2006
Company-owned	10.9%
Franchised	9.9%
Total System	10.2%
Company-owned comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation and company owned for at least 18 months. Franchised comparable bakery-cafe sales increases are based on sales for bakery-cafes that have been in operation for at least 18 months. Both company-owned and franchised comparable bakery-cafe sales exclude closed locations.
As previously reported, the Company has adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters will include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). The Company’s fiscal week will continue to end on a Tuesday, with fiscal 2006 ending on December 26, 2006. Supplemental information presenting the Company’s unaudited pro forma consolidated statements of operations for the first, second, and third quarters of fiscal 2005 conformed to the 2006 quarterly presentation is attached as Schedule I; and supplemental information presenting the Company’s unaudited pro forma sales data for fiscal 2005 using the 2006 fiscal quarterly presentation is attached as Schedule II.
The Company plans to report fourth quarter 2005 earnings after the market close on Thursday, February 9, 2006. The Company will discuss fourth quarter results in a call that will be broadcast on the internet at 8:30 A.M. Eastern Time on February 10, 2006. Go to http://www.panerabread.com/about_investor.aspx to access the call or view the release (when issued). Access to the call and the release will be archived for one year.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of the Company’s financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. The Company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panera.com.

Schedule I
As previously reported, the Company has adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters will include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). The Company’s fiscal week will continue to end on a Tuesday, with fiscal 2006 ending on December 26, 2006. The following presents supplemental unaudited pro forma consolidated statements of operations of the Company as if the new quarterly calendar with 13 weeks in each quarter had been adopted for the first, second, and third quarters of fiscal 2005. The first quarter of fiscal 2005 below includes an additional three days as the Company changed its fiscal week in 2005 to end on a Tuesday rather than a Saturday. These additional three days did not have a material impact on the Company’s financial statements.
PANERA BREAD COMPANY
SUPPLEMENTAL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the thirteen weeks ended
	March 29, 2005	June 28, 2005	September 27, 2005
Revenues:
Bakery-cafe sales	$110,559	$117,836	$123,965
Franchise royalties and fees	12,448	13,214	13,426
Fresh dough sales to franchisees	21,130	20,858	20,681

Total revenue	144,137	151,908	158,072
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	29,478	34,925	36,914
Labor	34,038	36,250	37,945
Occupancy	8,626	8,751	9,390
Other operating expenses	15,509	17,209	17,588

Total bakery-cafe expenses	87,651	97,135	101,837
Fresh dough cost of sales to franchisees	19,004	17,817	17,585
Depreciation and amortization	7,313	7,868	8,662
General and administrative expenses	10,304	11,795	11,083
Pre-opening expenses	577	552	799

Total costs and expenses	124,849	135,167	139,966

Operating profit	19,288	16,741	18,106
Interest expense	10	17	9
Other (income) expense, net	31	(131)	(451)

Income before income taxes	19,247	16,855	18,548
Income taxes	7,025	6,152	6,770

Net income	$12,222	$10,703	$11,778

Net income per share:
Basic	$0.40	$0.35	$0.38

Diluted	$0.39	$0.34	$0.37

Weighted average shares used in computation:
Basic	30,583	30,836	30,990

Diluted	31,366	31,653	31,697

In accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123), “Accounting for Stock-Based Compensation,” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of SFAS 123,” the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees,” and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. Accordingly, no compensation costs have been recognized in the Consolidated Statements of Operations for the stock option plans, as the exercise price of stock options equals the market price of the underlying stock on the grant date. Under the new quarterly calendar, stock-based compensation costs would have decreased the unaudited pro forma earnings per diluted share by $0.03, $0.04, and $0.03 for the first, second, and third quarters of fiscal 2005, respectively.

Schedule I, continued
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s supplemental unaudited pro forma consolidated statements of operations for the period indicated. Percentages may not add due to rounding:
PANERA BREAD COMPANY
SUPPLEMENTAL UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS

	For the thirteen weeks ended
	March 29, 2005	June 28, 2005	September 27, 2005
Revenues:
Bakery-cafe sales	76.7%	77.6%	78.4%
Franchise royalties and fees	8.6	8.7	8.5
Fresh dough sales to franchisees	14.7	13.7	13.1

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	26.7%	29.6%	29.8%
Labor	30.8	30.8	30.6
Occupancy	7.8	7.4	7.6
Other operating expenses	14.0	14.6	14.2

Total bakery-cafe expenses	79.3	82.4	82.1
Fresh dough cost of sales to franchisees (2)	89.9	85.4	85.0
Depreciation and amortization	5.1	5.2	5.5
General and administrative expenses	7.1	7.8	7.0
Pre-opening expenses	0.4	0.4	0.5

Total costs and expenses	86.6	89.0	88.5

Operating profit	13.4	11.0	11.5
Interest expense	—	—	—
Other (income) expense, net	—	(0.1)	(0.3)

Income before income taxes	13.4	11.1	11.7
Income taxes	4.9	4.0	4.3

Net income	8.5%	7.0%	7.5%

(1)	As a percentage of Company bakery-cafe sales.

(2)	As a percentage of fresh dough sales to franchisees.

Schedule II
As previously reported, the Company has adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters will include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which has 16 weeks in the first quarter and 12 weeks in the second, third and fourth quarters (4 week period progressions in each quarter). The Company’s fiscal week will continue to end on a Tuesday, with fiscal 2006 ending on December 26, 2006. The following table presents supplemental unaudited pro forma sales data for fiscal 2005 as if the new quarterly calendar with 13 weeks in each quarter had been adopted for fiscal 2005.
PANERA BREAD COMPANY
SUPPLEMENTAL UNAUDITED PRO FORMA INFORMATION

	2005 System-Wide Average Weekly Sales By Year Opened
			2003 Opens		2005 System-Wide
	2005 Opens	2004 Opens	& Prior	Total	Comp Sales Total
Bakery-Cafes	139	143	595	877
Q1 05	$38,688	$34,342	$37,168	$36,650	6.0%
Q2 05	$37,262	$35,470	$38,657	$38,004	9.4%
Q3 05	$37,264	$35,675	$38,464	$37,868	8.2%
Q4 05	$38,242	$38,584	$41,393	$40,513	7.6%
2005 YTD	$37,804	$36,017	$38,918	$38,318	7.8%

	2005 Sales Metrics for Company Bakery-Cafes
	Bakery-Cafe Sales	Operating
	($’s in 000’s)	Weeks	AWS	Comp Sales
Q1 05	$107,118	2,996	$35,752	6.8%
Q2 05	$117,836	3,186	$36,985	8.4%
Q3 05	$123,965	3,358	$36,912	7.2%
Q4 05	$147,062	3,740	$39,327	7.2%
2005 YTD	$495,981	13,280	$37,348	7.4%

	2005 Sales Metrics for Franchisee Bakery-Cafes
	Bakery-Cafe Sales	Operating
	($’s in 000’s)	Weeks	AWS	Comp Sales
Q1 05	$250,575	6,764	$37,047	5.6%
Q2 05	$266,239	6,920	$38,473	9.8%
Q3 05	$273,015	7,125	$38,319	8.6%
Q4 05	$299,414	7,281	$41,121	7.8%
2005 YTD	$1,089,243	28,090	$38,777	8.0%

	2005 Comp Sales Total By Period
	Period 1	Period 2	Period 3	Period 4	Period 5	Period 6
Company	5.8%	9.3%	5.1%	8.2%	9.3%	7.4%
Franchise	4.6%	7.7%	4.1%	8.9%	10.0%	10.5%
System-wide	5.0%	8.2%	4.4%	8.7%	9.8%	9.6%

	Period 7	Period 8	Period 9	Period 10	Period 11	Period 12
Company	6.1%	9.0%	6.0%	7.3%	7.6%	6.6%
Franchise	8.7%	9.4%	7.6%	7.8%	8.0%	7.4%
System-wide	7.9%	9.3%	7.2%	7.7%	7.9%	7.2%

	Bakery-Cafe Openings
	Company	Franchise	Total
Q1 05	11	13	24
Q2 05	13	12	25
Q3 05	16	21	37
Q4 05	26	27	53
2005 YTD	66	73	139
AWS — average weekly sales for the time period indicated and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.
Comp Sales — comparable bakery-cafes sales increases for the time period indicated, which exclude closed locations and are based on sales for bakery-cafes that have been in operation and owned for at least 18 months, and excludes the three additional days in the first quarter of 2005 resulting from the change in fiscal week.